SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2003 (November 20, 2003)

ROCKWELL COLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Collins Road NE, Cedar Rapids, Iowa	52498
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (319) 295-1000

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.	Other Events.

On November 20, 2003, the Registrant issued and sold $200 million aggregate principal amount of its 4 3/4% Notes due 2013 (the “Notes”) in an underwritten public offering. Reference is made to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-72914) under the Securities Act of 1933, as amended, and the related Prospectus dated November 28, 2001, as supplemented by the Prospectus Supplement dated November 17, 2003, filed with the Securities and Exchange Commission. The Representatives of the underwriters in respect of the offering were J.P. Morgan Securities Inc. (“JPMorgan”) and Banc of America Securities LLC (“Banc of America”). Citibank, N.A. is the Trustee under the Indenture under which the Notes were issued. The Registrant intends to use a portion of the net proceeds from the offering to repay all of its outstanding commercial paper borrowings. As of November 14, 2003, the Registrant had approximately $150 million of commercial paper borrowings outstanding with an average interest rate of approximately 1.1% and an average maturity of 23 days. In October 2003, the Registrant used approximately $123 million from proceeds of commercial paper borrowings to fund a voluntary contribution to its pension plan. The Registrant intends to use any remaining net proceeds from the offering for general corporate purposes, which may include working capital, repurchases of its common stock and acquisitions (including the pending acquisition of NLX LLC).

The Registrant has entered into 10 year interest rate swap transactions with affiliates of JPMorgan and Banc of America in which it effectively converted interest payments on $100 million aggregate principal amount of the Notes from fixed to floating rate based on LIBOR.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

1	Underwriting Agreement dated November 17, 2003 between the Registrant and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Representatives of the several underwriters named in Schedule B thereto.

4-a	Form of certificate for the Registrant’s 4 3/4% Notes due 2013.

4-b	Indenture dated as of November 1, 2001 between the Registrant and Citibank, N.A., as Trustee, relating to the Notes, filed as Exhibit 4 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-72914), is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

By	/s/ Gary R. Chadick
Gary R. Chadick Senior Vice President, General Counsel and Secretary

Dated: November 21, 2003

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page

1	Underwriting Agreement dated November 17, 2003 between the Registrant and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Representatives of the several underwriters named in Schedule B thereto.

4-a	Form of certificate for the Registrant’s 4 3/4% Notes due 2013.

4-b	Indenture dated as of November 1, 2001 between the Registrant and Citibank, N.A., as Trustee, relating to the Notes, filed as Exhibit 4 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-72914), is incorporated herein by reference.